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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                    -------------

                                       FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
            SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                             TENET HEALTHCARE CORPORATION
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               NEVADA                                            95-2557091
     (State of Incorporation or                              (I.R.S. Employer
           Organization)                                     Identification No.)
                                    -------------

                                  3820 STATE STREET
                           SANTA BARBARA, CALIFORNIA  93105
                                    (805) 563-7000
                  (Address, including zip code, and telephone number
                           of principal executive offices)


If this Form relates to the                If this Form relates to the
registration of a class of debt            registration of a class of debt
securities and is effective upon           securities and is to become effective
filing pursuant to General                 simultaneously with the effective-
Instruction A(c)(1) please check the       ness of a concurrent registration
following box.  [     ]                    statement under the Securities Act of
                                           1933 pursuant to General Instruction
                                           A(c)(2) please check the following
                                           box.    [ X ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                           NAME OF EACH EXCHANGE ON WHICH
TITLE OF EACH CLASS TO BE SO REGISTERED    EACH CLASS IS TO BE REGISTERED

7 5/8% Series B Senior Notes due 2008      New York Stock Exchange

8 1/8% Series B Senior Subordinated        New York Stock Exchange
Notes due 2008

Securities to be registered pursuant to Section 12(g) of the Act:     None



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                             TENET HEALTHCARE CORPORATION

                          REGISTRATION STATEMENT ON FORM 8-A


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     This Registration Statement (the "Registration Statement") relates to the registration with the Securities and Exchange Commission (the "Commission") of $350,000,000 aggregate principal amount of 7 5/8% Series B Senior Notes dues 2008 and $1,005,000,000 aggregate principal amount of 8 1/8% Series B Senior Subordinated Notes due 2008 (together, the "Notes") of Tenet Healthcare Corporation, a Nevada corporation ("Tenet" or the "Registrant"), which Notes are being issued by Tenet in connection with an exchange offer (the "Exchange Offer") described in a prospectus incorporated into Registrant's Registration Statement on Form S-4 as amended by Amendment No. 6 to Form S-4 (No. 333-64157) (the "S-4 Registration Statement") filed with the Commission on April 23, 1999. The descriptions of the Notes to be registered hereunder are set forth under the caption "DESCRIPTION OF NOTES" in the S-4 Registration Statement and are hereby incorporated herein by reference.

     The form of prospectus incorporated in the S-4 Registration Statement shall be deemed to be incorporated by reference in this Registration Statement.

ITEM 2.   EXHIBITS

     The Notes are to be registered on the New York Stock Exchange (the "NYSE"), the exchange on which other securities of the Registrant are currently registered. Accordingly, copies of the following exhibits shall be filed with each copy of this Registration Statement filed with the Commission or with the NYSE, subject to Rule 12b-32 regarding the incorporation of exhibits by reference.

2.1 Indenture, dated as of March 1, 1995, between Tenet and The Bank of New York, as Trustee, relating to 9 5/8% Senior Notes due 2002 (Incorporated by reference to Exhibit 4(a) to Registrant's Quarterly Report on Form 10-Q, dated April 14, 1995, for the fiscal quarter ended
       February 28, 1995)

2.2 First Supplemental Indenture, dated as of October 30, 1995, between Tenet and The Bank of New York, as Trustee, relating to 9 5/8% Senior Notes due 2002 (Incorporated by reference to Exhibit 4(c) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)

2.3 Second Supplemental Indenture, dated as of August 21, 1997, between Tenet and The Bank of New York, as Trustee, relating to 9 5/8% Senior Notes due 2002 (Incorporated by reference to Exhibit 4(d) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)

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2.4    Indenture, dated as of March 1, 1995, between Tenet and The Bank of New
       York, as Trustee, relating to 10 1/8% Senior Subordinated Notes due 2005 (Incorporated by reference to Exhibit 4(b) to Registrant's Quarterly Report on Form 10-Q, dated April 14, 1995, for the fiscal quarter ended February 28, 1995)

2.5 First Supplemental Indenture, dated as of October 27, 1995, between Tenet and The Bank of New York, as Trustee, relating to 10 1/8% Senior Subordinated Notes due 2005 (Incorporated by reference to Exhibit 4(f) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)

2.6 Second Supplemental Indenture, dated as of August 21, 1997, between Tenet and The Bank of New York, as Trustee, relating to 10 1/8% Senior Subordinated Notes due 2005 (Incorporated by reference to Exhibit 4(g) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)

2.7 Indenture, dated as of October 16, 1995, between Tenet and The Bank of New York, as Trustee, relating to 8 5/8% Senior Notes due 2003 (Incorporated by reference to Exhibit 4(d) to Registrant's Annual Report on Form 10-K, dated August 26, 1996, for the fiscal year ended May 31,
       1996)

2.8 First Supplemental Indenture, dated as of October 30, 1995, between Tenet and The Bank of New York, as Trustee, relating to 8 5/8% Senior Notes due 2003 (Incorporated by reference to Exhibit 4(i) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)

2.9 Second Supplemental Indenture, dated as of August 21, 1997, between Tenet and The Bank of New York, as Trustee, relating to 8 5/8% Senior Notes due 2003 (Incorporated by reference to Exhibit 4(j) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)

2.10 Indenture, dated as of January 10, 1996, between Tenet and The Bank of New York, as Trustee, relating to 6% Exchangeable Subordinated Notes due 2005 (Incorporated by reference to Exhibit 4(a) to Registrant's Quarterly Report on Form 10-Q, dated January 15, 1996, for the fiscal quarter ended November 30, 1995)

2.11 Escrow Agreement, dated as of January 10, 1996, among the Company, NME Properties, Inc., NME Property Holding Co., Inc. and The Bank of New York, as Escrow Agent (Incorporated by reference to Exhibit 4(b) to Registrant's Quarterly Report on Form 10-Q, dated as of January 15, 1996, for the fiscal quarter ended November 30, 1995)

2.12 Indenture, dated January 15, 1997, between Tenet and The Bank of New York, as Trustee, relating to 7 7/8% Senior Notes due 2003 (Incorporated by reference to Exhibit 4(m) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)

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2.13   Indenture, dated January 15, 1997, between Tenet and The Bank of New
       York, as Trustee, relating to 8% Senior Notes due 2005 (Incorporated by reference to Exhibit 4(n) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)

2.14 Indenture, dated January 15, 1997, between Tenet and The Bank of New York, as Trustee, relating to 8 5/8% Senior Subordinated Notes due 2007 (Incorporated by reference to Exhibit 4(o) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31,
       1997)

2.15 Indenture, dated May 21, 1998, between Tenet and The Bank of New York, as Trustee, relating to 7 5/8% Senior Notes due 2008 (Incorporated by reference to Exhibit 4(o) to Registrant's Annual Report on Form 10-K, dated August 27, 1998, for the fiscal year ended May 31, 1998)

2.16 Indenture, dated May 21, 1998, between Tenet and The Bank of New York, as Trustee, relating to 8 1/8% Senior Subordinated Notes due 2008 (Incorporated by reference to Exhibit 4(p) to Registrant's Annual Report on Form 10-K, dated August 28, 1998, for the fiscal year ended May 31, 1998)


                                      SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereto duly authorized.

                                        TENET HEALTHCARE CORPORATION



Date: May 7, 1999                       By:    /s/ CHRISTI R. SULZBACH
                                               -----------------------
                                        Name.  Christi R. Sulzbach
                                        Title: Senior Vice President

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